UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018 (September 2, 2018)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On September 2, 2018, James Monroe III, Globalstar Inc.’s Chief Executive Officer, notified Globalstar Inc. (the “Company”) of his intent to retire as Chief Executive Officer, effective September 4, 2018. Mr. Monroe will assume the title of Executive Chairman of the Company’s Board of Directors.

On September 4, 2018, the Company announced the appointment of David Kagan as Chief Executive Officer effective September 4, 2018. Mr. Kagan, age 57, served as our President and Chief Operating Officer from January 2016 through March 2017 and reassumed the position in December 2017. Mr. Kagan previously served as Chief Operating Officer of SpeedCast International Limited from March 2017 through November 2017, President of ITC Global LLC, a global satellite services company, from August 2014 through its sale to Panasonic in September 2015, and President and Chief Executive Officer of Globe Wireless LLC from June 2011 through its sale to Inmarsat in August 2014. He also served as Senior Vice President - Business Development of Spacenet, Inc. from March 2010 to June 2011.

Mr. Kagan does not have any family relationship with any director or executive officer of the Company and has not been directly or indirectly involved in any related person transactions with the Company.

As Chief Executive Officer, Mr. Kagan will receive a salary of $450,000 per year. In connection with his appointment, Mr. Kagan will receive a restricted stock award grant of 2,000,000 shares that will vest as follows: (i) 750,000 shares will vest upon attainment the Company of $75 million of Core Satellite Company EBITDA (as defined in the grant documents); 750,000 shares will vest upon attainment of $100 million of Core Satellite Company EBITDA; and (iii) 500,000 shares will vest over a four-year period. In addition, Mr. Kagan currently holds incentive stock options to purchase a total of 1,000,000 shares. In connection with Mr. Kagan’s appointment, these options will be exchanged for shares of restricted stock subject to the same vesting and other performance conditions. Mr. Kagan also will be eligible for future stock option and restricted stock awards based on various conditions being met.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release dated September 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Rebecca S. Clary
Rebecca S. Clary
Chief Financial Officer

Date: September 4, 2018